                                                                      EXHIBIT 21

                     SATELLITE TECHNOLOGY MANAGEMENT, INC.
                                  SUBSIDIARIES

  The subsidiaries of the Company are:

                                                           Percentage Ownership
                                                           --------------------
   STM do Brasil..........................................        100.0%
    Avenida das Americas, 3333
    Sala 801
    22631-003 Rio de Janeiro, Brazil

   STM de Mexico, S. A de C.V. ...........................        100.0%
    Monte Pelvoux No. 130-3ER. Piso
    Lomas de Chapultpepec
    11000 Mexico, D.F.

   STM Wireless Systems, Ltd..............................        100.0%
    50/9 Viphavadee-Rangsit 38
    Viphavadee-Rangsit Road
    Ladyao Chatuchak
    Bangkok, 10900 Thailand

   STM Sales Corp. .......................................        100.0%
    134 West Soledad Avenue
    Suite 401
    Agana, Guam 96910

   Direc-to-Phone International, Inc. ....................         75.0%
    One Mauchly
    Irvine, CA 92618

   Telecom Multimedia Systems, Inc. ......................        100.0%
    One Mauchly
    Irvine, California 92618